UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 6, 2025
Kaltura, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40644	20-8128326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
860 Broadway
3rd Floor
New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)

(646) 290-5445
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KLTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2025, John Doherty, Chief Financial Officer of Kaltura, Inc. (“Kaltura” or the “Company”), notified the Company of his intention to resign from this position, effective December 5, 2025 (the “Separation Date”), to take on a chief financial officer role at a medical technology company. As of the Separation Date, Mr. Doherty will also cease serving as the Company’s principal financial and accounting officer.

The Company has retained an external search firm to identify successor candidates for the Chief Financial Officer position. Additionally, Mr. Doherty has agreed to serve as an advisor to the Company through March 31, 2026, to help facilitate a smooth transition.

In connection with Mr. Doherty’s separation from the Company, the Company has entered into the following agreements with Mr. Doherty: (i) a separation letter agreement, dated October 6, 2025, pursuant to which Mr. Doherty shall continue to serve as Chief Financial Officer until the Separation Date, during which time he will continue to receive his base salary and benefits, including continued vesting of his outstanding equity awards, in accordance with his offer letter with the Company (the “Separation Agreement”), as well as that Mr. Doherty shall be eligible to receive a portion of his annual cash bonus under the 2025 Executive Compensation Plan at a fixed amount of $150,000, which shall be paid concurrently with the payment of such bonus to the other executives of the Company; and (ii) a consultancy agreement, dated October 6, 2025 (the “Consultancy Agreement”), pursuant to which in consideration for Mr. Doherty’s provision of professional consultancy services in connection with the Company’s financial and accounting activities and preparation of its financial public disclosures, Mr. Doherty shall receive a consultancy fee of $10,000 per month, from the Separation Date through March 31, 2026.

The foregoing summary of the Separation Agreement and Consultancy Agreement is not complete and is qualified in its entirety by reference to the complete text of those agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company is reaffirming its financial guidance for the third quarter, as provided in the Company’s financial results press release for the second quarter of 2025, dated August 7, 2025.

The information furnished under this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any previous or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language in such filings, except as expressly incorporated by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding the expected Chief Financial Officer transition and the Company’s third quarter financial guidance. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this Current Report on Form 8-K. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement with Mr. John Doherty, dated October 6, 2025.

10.2	Consultancy Agreement with Mr. John Doherty, dated October 6, 2025.

99.1	Press Release dated October 6, 2025
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104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALTURA, INC.

By:	/s/ Zvi Maayan
Name:	Zvi Maayan
Title:	General Counsel and Corporate Secretary

Date: October 6, 2025